News Release
Contact: Paul Goodson, Associate Vice President, Investor Relations
(866) 475-0317 x2271
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Full Year 2014 Results

SAN DIEGO (March 10, 2015) - Bridgepoint Education, Inc. (NYSE:BPI), a provider of postsecondary education services, announced the results for its fourth quarter and full year ended December 31, 2014.
Highlights for the fourth quarter ended December 31, 2014:

•	Revenue of $147.3 million compared to $162.2 million for the same period in 2013.

•	Operating loss of $10.8 million compared to operating loss of $9.9 million for the same period in 2013.

•	Net loss of $5.2 million compared to net loss of $5.1 million for the same period in 2013.

•
Fully diluted loss per common share of $0.12 compared to fully diluted loss per common share of $0.10 for the same period in 2013. Included in the fully diluted loss of $0.12 were impairment and severance charges of $14.1 million, which had an after-tax impact of $0.19 on fully diluted earnings per common share.

Highlights for the full year ended December 31, 2014:

•	Total student enrollment was 55,823 compared to 63,624 at December 31, 2013.

•	Revenue of $638.7 million compared to $751.4 million for 2013.

•	Operating income of $14.3 million compared to $68.5 million for 2013.

•	Net income of $9.7 million compared to net income of $45.9 million for 2013.

•	Fully diluted earnings per common share of $0.21 compared to fully diluted earnings per common share of $0.83 for 2013.

“Ashford University’s focus in 2014 was to continue implementing and refining its initiatives to strengthen academic quality and enhance the support the University provides students and alumni. These initiatives were successful at producing over 17,000 graduates in 2014 by providing a rigorous and engaging learning experience designed for our working adult population,” said Andrew Clark, CEO of Bridgepoint Education.
Student Enrollment
Total student enrollment at the Company’s academic institutions, Ashford University and University of the Rockies, was 55,823 at December 31, 2014, compared with 63,624 students at December 31, 2013.
Financial Results
Revenue for the fourth quarter of 2014 was $147.3 million, compared with revenue of $162.2 million for the fourth quarter of 2013. Revenue for the year ended December 31, 2014, was $638.7 million, compared with revenue of $751.4 million for the year ended December 31, 2013.
Operating loss for the fourth quarter of 2014 was $10.8 million compared with operating loss of $9.9 million for the same period in 2013. Operating income for the year ended December 31, 2014, was $14.3 million, compared with $68.5 million for the year ended December 31, 2013.

Net loss for the fourth quarter of 2014 was $5.2 million compared with net loss of $5.1 million for the fourth quarter of 2013. Net income for the year ended December 31, 2014, was $9.7 million, compared with net income of $45.9 million for the year ended December 31, 2013.
Fully diluted loss per common share for the fourth quarter of 2014 was $0.12 compared with fully diluted loss per common share of $0.10 for the fourth quarter of 2013. Fully diluted earnings per common share for the year ended December 31, 2014, was $0.21 compared with fully diluted earnings per common share of $0.83 for the year ended December 31, 2013. Included in the fully diluted earnings per common share of $0.21 for the year ended December 31, 2014 were impairment and severance charges of $14.1 million, which had an after-tax impact of $0.19 on fully diluted earnings per common share.
The Company's effective tax rate for the year ended December 31, 2014, was 43.8%.
Balance Sheet and Cash Flow
As of December 31, 2014, the Company had cash, cash equivalents and investments of $356.5 million, compared with $356.4 million as of December 31, 2013. The Company generated $25.2 million of cash from operating activities for the year ended December 31, 2014, compared with $85.6 million for the year ended December 31, 2013.
Earnings Conference Call and Webcast
The Company will host a conference call and webcast at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent developments. Call participants should dial 866-859-7412 (United States/Canada) or (832) 900-4623 (other countries) and request the Bridgepoint Education call or provide the conference ID 95525667. A live broadcast of the call will also be available via the Internet at http://ir.bridgepointeducation.com and will be archived on the site for one year.
A telephonic replay will be available at (800) 585-8367 (United States/Canada) or 404-537-3406 (other countries), passcode 95525667. The replay will be available from Tuesday, March 10, 2015, at 3:00 p.m. (Eastern Time) until April 14, 2015, at 3:00 p.m. (Eastern Time).
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint’s technologies, such as Waypoint Outcomes, enhance the way people learn in the digital age. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master’s and doctoral degree programs. Both provide progressive online platforms as well as traditional campuses in Iowa and Colorado. Bridgepoint stands for greater access, social learning, and exposure to leading minds.
For more information, visit www.bridgepointeducation.com, www.facebook.com/BridgepointEducation, or call Paul Goodson, Associate Vice President of Investor Relations at (866) 475-0317 x2271.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's 2015 outlook. These statements are subject to risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation:

•
the failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act of 1965, as amended, and its regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse administrative, economic, legislative or regulatory changes affecting the Company and it's institutions;

•	the imposition of fines or other corrective measures against the Company's institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share, recruiting costs and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; and

•	the inability to recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.
Additional information on factors that could affect the Company's performance or results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to be filed with the SEC. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs and assumptions regarding future events based on information available at the time the statements are made. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$147,259	$162,225	$638,705	$751,449
Costs and expenses:
Instructional costs and services	81,671	90,541	321,312	370,734
Admissions advisory and marketing	58,629	55,726	236,708	235,358
General and administrative	17,785	25,828	66,374	76,894
Total costs and expenses	158,085	172,095	624,394	682,986
Operating income (loss)	(10,826)	(9,870)	14,311	68,463
Other income, net	725	711	2,884	3,082
Income (loss) before income taxes	(10,101)	(9,159)	17,195	71,545
Income tax expense (benefit)	(4,853)	(4,050)	7,527	25,662
Net income (loss)	$(5,248)	$(5,109)	$9,668	$45,883
Earnings (loss) per common share:
Basic	$(0.12)	$(0.10)	$0.21	$0.85
Diluted	(0.12)	(0.10)	0.21	0.83
Weighted average number of common shares outstanding used in computing earnings per common share:
Basic	45,381	53,098	45,204	53,923
Diluted	45,381	53,098	46,512	55,487

BRIDGEPOINT EDUCATION, INC.
Consolidated Balance Sheets
(In thousands, except par value)

	As of December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$207,003	$212,526
Restricted cash	25,934	36,946
Investments	12,051	65,901
Accounts receivable, net	21,274	22,953
Student loans receivable, net	1,003	1,043
Deferred income taxes	21,301	16,683
Prepaid expenses and other current assets	22,818	21,563
Total current assets	311,384	377,615
Property and equipment, net	78,219	91,425
Investments	111,557	41,062
Student loans receivable, net	9,510	11,785
Goodwill and intangibles, net	24,775	26,878
Deferred income taxes	20,175	18,507
Other long-term assets	2,475	2,740
Total assets	$558,095	$570,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,013	$5,195
Accrued liabilities	51,403	54,290
Deferred revenue and student deposits	108,048	132,791
Total current liabilities	160,464	192,276
Rent liability	22,098	23,927
Other long-term liabilities	9,652	9,271
Total liabilities	192,214	225,474
Total stockholders' equity	365,881	344,538
Total liabilities and stockholders' equity	$558,095	$570,012

BRIDGEPOINT EDUCATION, INC.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$9,668	$45,883
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	28,184	47,119
Depreciation and amortization	23,317	21,666
Amortization of premium/discount	206	2,624
Deferred income taxes	(7,096)	(6,962)
Stock-based compensation	10,558	13,934
Excess tax benefit of option exercises	(1,271)	(2,590)
Loss on impairment of student loans receivable	2,435	1,998
Net gain on marketable securities	(34)	(63)
Loss on termination of leased space	6,470	328
Loss on disposal of fixed assets	7,028	751
Changes in operating assets and liabilities:
Restricted cash	11,042	10,048
Accounts receivable	(27,323)	(15,973)
Prepaid expenses and other current assets	659	(2,607)
Student loans receivable	809	291
Other long-term assets	266	(412)
Accounts payable and accrued liabilities	(12,102)	13,220
Deferred revenue and student deposits	(24,411)	(41,607)
Other liabilities	(3,754)	(184)
Uncertain tax position	568	(1,878)
Net cash provided by operating activities	25,219	85,586
Cash flows from investing activities
Capital expenditures	(11,429)	(14,825)
Purchases of investments	(87,933)	(26,759)
Restricted cash	(30)	—
Capitalized costs for intangible assets	(3,634)	(19,563)
Sales and maturities of investments	70,000	176,343
Net cash provided by (used in) investing activities	(33,026)	115,196
Cash flows from financing activities
Proceeds from exercise of stock options	3,108	10,464
Tax withholdings related to net exercise of stock options	—	(9,170)
Excess tax benefit of option exercises	1,271	2,590
Proceeds from the issuance of stock under employee stock purchase plan	—	1,234
Proceeds from the exercise of warrants	—	231
Issuance of restricted stock	(2,095)	(1,080)
Repurchase of common stock	—	(201,496)
Net cash provided by (used in) financing activities	2,284	(197,227)
Net increase (decrease) in cash and cash equivalents	(5,523)	3,555
Cash and cash equivalents at beginning of period	212,526	208,971
Cash and cash equivalents at end of period	$207,003	$212,526